UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY           12106

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2017, American Bio Medica Corporation (the “Company”) entered into an addendum to the Financial Advisory Agreement (the “Agreement”) with Landmark Pegasus, Inc. (“Landmark”). The Agreement provides that Landmark will continue to provide certain financial advisory services for a minimum period of 6 months (which period commenced on April 10, 2017), and as consideration for these services, the Company will pay Landmark (a) a retainer fee of $50,000 payable in 454,545 restricted shares of common stock and (b) certain “success fees” for the consummation of any transaction closing during the term of the Agreement and for 12 months thereafter, between the Company and any party first introduced to the Company by Landmark, or for any other transaction not originated by Landmark but for which Landmark provides substantial support in completing during the term of the Agreement. There is no material relationship between the Company and Landmark, other than with respect to the Agreement.

On October 25, 2016, Landmark filed a Schedule 13G in connection with its greater than 5% ownership of the Company’s total shares outstanding.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2017, Richard P. Koskey and Carl A. Florio informed the Board of their decision to resign from their positions from the Company’s Board of Directors. Mr. Koskey and Mr. Florio provided the Company with their resignations in writing and their letters did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any such disagreement lead to either Mr. Koskey’s or Mr. Florio’s resignation. Mr. Koskey has served on the Board of Directors since 2003 and Mr. Florio has served on the Board of Directors since 2004. Mr. Koskey has served as the Chairman of the Board since December 2014 in addition to his memberships on the Nominating, Compensation and Audit Committees of the Board of Directors. Mr. Florio also served as a member of the same three committees.

The remaining members of the Board of Directors, (Jean Neff, Diane Generous and Company Chief Executive Officer/Principal Financial Officer Melissa Waterhouse) determined that the Board of Directors would review a list of potential candidates to fill the vacancies created on the Board of Directors by the resignations. In absence of the appointment of a new Chairman of the Board and until a new Chairman is appointed, the Company’s Chief Executive Officer, Melissa Waterhouse will assume the responsibilities of the Chairman of the Board under the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: April 11, 2017	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse Chief Executive Officer (Principal Executive Officer) Principal Financial Officer